As filed with the Securities and Exchange Commission on
                      May 25, 2000
     Registration No. 333-
                           ----------------------------
  <P>
            SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, DC 20549
  <P>
                        FORM S-8
              REGISTRATION STATEMENT UNDER
               THE SECURITIES ACT OF 1933
  <P>
                 THE AUXER GROUP, INC.
     (Exact name of issuer as specified in its charter)
  <P>
      Delaware                                22-3537927
  (State or other jurisdiction of      (I.R.S. Employer
  incorporation or organization        Identification No.)
  <P>
  12 Andrews Drive, West Patterson, New Jersey       07424
  (Address of Principal Executive Offices)       (Zip Code)
  <P>
                       Consulting
               Shares Issued For Services
                 (Full title of the Plan)
  <P>
          Eugene Chiaramonte, Jr., President and CEO
                   The Auxer Group, Inc.
                    12 Andrews Drive
             West Patterson, New Jersey 07424
         (Name and address of agent for service)
  <P>
                       (973) 890-4925
  <P>
                         copies to:
  <P>
             Richard I. Anslow & Associates
                  4400 Route 9, 2nd Floor
                   Freehold, NJ 07728
                      (732) 409-1212
  <P>
  Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration
  Statement.
  <P>
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [ ]
  <P>
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  <P>
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  <P>
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
  <P>

  CALCULATION OF REGISTRATION FEE
                                             Proposed          Proposed
  Title of                                   maximum           maximum
  securities            Amount               Offering          aggregate     Amount of
  to be                 to be                price per         offering      registration
  registered            registered           share(1)(2)       price         fee (1)
  <P>
  Common Stock,         11,765,385 (3)       $0.07625           $897,111      $236.84
  $.001 par value

  <P>
  (1)     The fee with respect to these shares has been
  calculated pursuant to Rules 457(h) and 457(c) under the
  Securities Act of 1933 and based upon the average of the
  last price per share of the Registrant's Common Stock on
  May 23, 2000, a date within five (5) days prior to the
  date of filing of this Registration Statement, as
  reported by the NQB Pink Sheets.
  <P>
  (2)     Estimated solely for the purpose of calculating
  the registration fee.
  <P>
  (3)    This Registration Statement also covers 200,000
  shares of Common Stock for the Company's President,
  Eugene Chiaramonte, Jr. which became issuable under the
  Registrant's Non-Statutory Stock Option Plan filed on
  Form S-8 with the SEC on May 23, 2000.  The registration
  fee on such shares was already paid when such S-8 was
  filed.
  <P>
  Documents Incorporated by Reference       X Yes   No
  <P>
  PART I
  <P>
     INFORMATION REQUIRED IN THE SECTION 10(A)PROSPECTUS
  <P>
  The Auxer Group, Inc. (the "Company" or "Auxer") will
  send  or  give the documents containing the information
  specified in Part 1 of Form S-8 to employees or
  consultants as specified by Securities and Exchange
  Commission  Rule  428  (b)  (1)  under  the Securities
  Act of 1933, as amended  (the  "1933 Act").  Auxer is not
  required to file these documents with the Commission
  either  as part of this Registration Statement or as
  prospectuses or prospectus  supplements  under  Rule  424
  of  the  1933  Act.
  <P>
                     REOFFER  PROSPECTUS
  <P>
                    THE AUXER GROUP, INC.
                      12 ANDREWS DRIVE
              WEST PATTERSON, NEW JERSEY 07424
                       (973) 890-4925
  <P>
           200,000  SHARES  OF  COMMON  STOCK
  <P>
  The  shares  of  common stock, $0.001 par value per
  share, of Auxer offered hereby (the "Shares") will be
  sold  from time to time by Eugene Chiaramonte, Jr., the
  Company's President and the individual listed under the
  Selling Shareholder section of this document (the
  "Selling Shareholder").  The Selling Shareholder, the
  Company's President, Eugene Chiaramonte, Jr. is required
  to be listed as a Selling Shareholder of 200,000 Shares
  in this Reoffer Prospectus since he is deemed to hold
  control securities.  Mr. Chiaramonte's Shares were
  previously registered pursuant to Auxer's Nonstatutory
  Stock Option Plan filed on Form S-8 with the SEC on May
  23,2000.
  <P>
  The  sales  may  occur  in transactions on the National
  Quotations Bureau Pink Sheets or the OTC Electronic
  Bulletin Board (the Company is presently listed on the
  National Quotations Bureau Pink Sheets but is attempting
  to be re-listed on trhe OTC Electronic Bulletin Board) at
  prevailing  market  prices  or  in  negotiated
  transactions.  Auxer will not receive  proceeds  from any
  of the sale the Shares.  Auxer is paying for the expenses
  incurred  in  registering  the Shares.
  <P>
  The  Shares  are  "restricted  securities" under the 1933
  Act before  their  sale  under  the  Reoffer  Prospectus.
  The Reoffer Prospectus has been prepared for the purpose
  of registering the Shares under the 1933  Act  to  allow
  for future sales by the Selling Shareholders to the
  public without  restriction.  To the knowledge of the
  Company, the Selling Shareholders have  no  arrangement
  with  any brokerage firm for the sale of the Shares.  The
  Selling  Shareholders may be deemed to be an
  "underwriter" within the meaning of the 1933 Act.  Any
  commissions received by a broker or dealer in connection
  with resales  of the Shares may be deemed to be
  underwriting commissions or discounts under  the  1933
  Act.
  <P>
  Auxer's common  stock  is  currently traded on the
  National Quotations Bureau Pink Sheets under  the  symbol
  "AXGI."
  <P>
                ----------------------------
  <P>
  This  investment  involves  a  high  degree  of risk.
  Please see "Risk Factors" beginning  on  page 7.
  <P>
  NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR
  ANY  STATE  SECURITIES COMMISSION HAS APPROVED OR
  DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER
  THIS  REOFFER  PROSPECTUS  IS  TRUTHFUL  OR COMPLETE.
  ANY REPRESENTATION TO THE CONTRARY  IS  A  CRIMINAL
  OFFENSE.
  <P>
                ----------------------------
  <P>
                       May 25, 2000
  <P>
                     TABLE OF CONTENTS

  Where  You  Can  Find  More  Information                         1
  Incorporated  Documents                                          2
  The  Company                                                     2
  Risk  Factors                                                    7
  Use  of  Proceeds                                                8
  Selling  Shareholders                                            8
  Plan  of  Distribution                                           9
  Legal  Matters                                                   9
  Experts                                                          10

  <P>
               -----------------------------
  <P>
  You should only rely on the information incorporated by
  reference or provided in this  Reoffer  Prospectus or any
  supplement.  We have not authorized anyone else to
  provide  you  with  different  information.  The Shares
  are not being offered  in  any  state where the offer is
  not permitted.  You should not assume that the
  information in this Reoffer Prospectus or any supplement
  is accurate as of  any  date  other  than  the  date  on
  the front of this Reoffer Prospectus.
  <P>
  WHERE  YOU  CAN  FIND  MORE  INFORMATION
  <P>
  Auxer  is  required  to  file  annual, quarterly and
  special reports, proxy statements  and  other
  information  with the Securities and Exchange Commission
  (the  "SEC") as required by the Securities Exchange Act
  of 1934, as amended (the "1934 Act").  You may read and
  copy any reports, statements or other information we file
  at the SEC's Public Reference Rooms at:
  450 Fifth Street, N.W., Washington, D.C. 20549; Seven
  World Trade Center, 13th Floor, New York, N.Y. 10048.
  Please  call  the  SEC  at  1-800-SEC-0330 for further
  information on the Public Reference  Rooms.  Our  filings
  are also available to the public from commercial document
  retrieval  services  and  the  SEC  website
  (http://www.sec.gov).
  <P>
  INCORPORATED DOCUMENTS
  <P>
  The  SEC  allows Auxer to "incorporate by reference"
  information into this Reoffer  Prospectus,  which  means
  that  the  Company  can  disclose  important information
  to  you  by referring you to another document filed
  separately with the SEC.  The information incorporated by
  reference is deemed to be part of this Reoffer
  Prospectus, except for any information superseded by
  information in this Reoffer  Prospectus.
  <P>
  Auxer's Form 10-SB and Form 10-QSB for the period ending
  March 31, 2000 filed on May 15, 2000, are incorporated
  herein by reference. In addition, all  documents filed or
  subsequently filed by the Company  under Sections 13(a),
  13(c), 14  and 15(d) of the 1934 Act, before the
  termination  of this  offering, are incorporated  by
  reference.
  <P>
  The  Company  will  provide without charge to each person
  to whom a copy of this Reoffer  Prospectus is delivered,
  upon oral or written request, a copy of any or all
  documents incorporated by reference into this Reoffer
  Prospectus (excluding exhibits unless the exhibits are
  specifically incorporated by reference into the
  information the Reoffer Prospectus incorporates).
  Requests should be directed to the Chief Financial Offer
  at Auxer at Auxer's executive offices, located at 12
  Andrews drive, West Patterson, New Jersey 07424.  Auxer's
  telephone number is (973) 890-4925.  The Company's
  corporate Web site address is http://www.auxer.com.
  <P>
  THE COMPANY
  <P>
  The Auxer Group, Inc. was incorporated in Idaho on June
  24, 1920 under the name "The Auxer Gold Mines, Inc." (the
  "Auxer").  The Company's original business was mining.
  Auxer's life was changed from a life of 50 years to a
  term of existence of perpetuity on August 27, 1960. In
  1972 the mining assets were transferred to Idora Silver
  Mines, Inc. and Auxer maintained a dormant status for a
  majority of the 1970's and 1980's.
  <P>
  Effective May 2, 1994, the National Association of
  Securities Dealers (NASD) cleared Auxer's request for
  unpriced quotation on the OTC Electronic Bulletin Board
  for the Auxer Gold Mines common stock under the symbol
  AUXI. On April 18,1995, Auxer acquired all of the issued
  and outstanding shares of CT Industries, which became our
  wholly owned subsidiary. CT's assets included the
  distribution rights to an oil treatment formulation,
  specifically Formula 2000.  Auxer issued 4,000,000 shares
  of its common stock to shareholders of CT Industries.
  Upon consummation of such acquisition, Auxer moved its
  offices to Ridgewood, New Jersey. Auxer continued to
  develop the engine treatment and test market the product
  it acquired from CT Industries through infomercials and
  by sponsoring regional races.
  <P>
  In 1996, Auxer established Wayne, New Jersey as its
  principal place of business and acquired the issued and
  outstanding shares of two companies. Firstly, on February
  8, 1996, it acquired Universal Filtration Industries,
  Inc.  ("Universal Filtration"), a company that
  manufactured and delivered products for dry cleaners.  On
  March 24, 1999, the Company's board of directors approved
  closing down Universal Filtrations operating account.
  Currently, Universal Filtration is dormant with no
  operating activity.    Auxer issued 1,500,000 of its
  shares of common stock to Universal Filtration shareholders for all the outstanding shares of Universal
  Filtration. 500,000 of the 1,500,000 shares were issued and delivery was contingent upon meeting various performance objectives. Universal Filtration is no longer an active subsidiary. Secondly, on October 25, 1996, Auxer acquired Harvey Westbury Corporation,
  Inc.("Harvey Westbury") a light manufacturer and wholesaler of aftermarket automotive products. Auxer issued 170,000 shares of its common stock to Harvey
  Westbury shareholders or their designees for all outstanding shares of Harvey Westbury Corp. Both acquisitions have been accounted for as reverse acquisitions using the purchase method of accounting with historic costs being the basis for value. Consideration value was based upon the market value of Auxer's securities at the time of the acquisition.
  <P>
  In early 1997, Auxer attempted to broaden its development through a series of strategic investments in software companies located in the United Kingdom. Auxer's investments in the UK software group were developed in conjunction with two key individuals, Robert Smith, former President of Burroughs, London England and ITT
  Caribbean  Manufacturing,  Puerto  Rico; and Danny
  Chapchal,  currently Managing  Director of Cambridge
  Display Technology, Cambridge, England. The software group was organized to create a spectrum of software applications geared to the expanding asset care and management markets. The software group attempted to compete globally within the asset care market and the enterprise resource market.
  <P>
  In August, 1997 shareholders of Auxer voted to exchange their shares on a one for one basis for shares in The
  Auxer Group, Inc., the new Delaware corporation (the
  "Company"). The Company, was incorporated in the State of Delaware on August 11, 1997 and was authorized to issue 25,000,000 shares at $.001 par value. Of those shares, 20,000,000 shares were for common stock, while the remaining 5,000,000 shares were for preferred stock.
  On September 22, 1997, the Company filed an amendment to its articles of incorporation whereby it increased its authorized shares to 75,000,000 at a par value of $.001 per share. Of those shares, 50,000,000 shares are common stock, while the remaining 25,000,000 shares are preferred stock. In August, 1997, Auxer merged into the Company. Effective on or about August 7th, 1997, the Company began trading on the OTC Electronic Bulletin
  Board under the symbol AXGI.
  <P>
  In June 1998, the Company divested itself of its software business for the amount of the investment, $353,000, which was received in the form of a promissory note to be repaid upon certain criteria being met. As of September
  30, 1999, the Company determined the collectability of the promissory note was doubtful and wrote it off.
  <P>
  On March 19, 1999 the Company amended its articles of incorporation to increase the number of shares the Company had authority to issue to 175,000,000 shares at a par value of $.001 par value per share. Of such shares, 150,000,000 are common stock, while the remaining
  25,000,000 shares are preferred stock.
  <P>
  On April 22, 1999, the Company purchased automotive parts inventory from Ernest DeSaye, Jr., employed Mr. DeSaye and placed these assets in Hardyston Distributors, Inc., one of the Company's wholly owned subsidiaries.
  Hardyston was incorporated in New Jersey on April 22,
  1999. The Company issued 836,700 shares of its common stock plus $15,000 cash for the purchase of the automotive parts inventory to Ernest DeSaye, Jr.
  <P>
  The following sets forth the valuation of the above-referenced acquisitions based on the value per share:
  <P>

  Acquisition                   Price Per Share     Less than Fair
                                                    Market Value
  (i)Universal Filtration                 $.05          No
  (ii) Harvey Westbury                    $.50          No
  (iii) Hardyston Distributors            $.1075        No
  (iv) CT Industries                      $.001         No

  <P>
  Effective January 4, 1999, the National Association of
  Securities Dealers ("NASD") enacted the OTC Bulletin
  Board Eligibility Rule ("Eligibility Rule").  To be
  compliant with the Eligibility Rule, a company must be
  registered with the SEC under Section 13 or 15(d) of the
  Securities and Exchange Act of 1934 and be current in its
  required filings.  To be current in its required filings
  a company must have filed its latest required annual
  filing and any subsequent filings.  Alternatively, an
  issuer who has recently filed its Form 10 or Form 10-SB
  must have cleared all comments by the SEC.  The Company
  did not meet the new requirements to continue trading on
  the OTC Bulletin Board, and its quotation was
  discontinued.  Effective September 4, 1999, the Company
  began trading on the National Quotation Bureau Pink
  Sheets.
  <P>
  Our auditors have stated in their opinion that there is
  substantial doubt regarding our ability to continue as a
  going concern.  We were a development stage company with
  limited revenues, a history of significant losses and a
  substantial accumulated deficit as at the end of our
  calendar year 1997.  However, presently we are not a
  development stage company.
  <P>
  Neither the Company nor any of its subsidiaries has filed
  any petition for bankruptcy and is not aware of any
  actions related to bankruptcy. Furthermore, there are no
  known personnel of the Company who currently have any
  petitions  filed under the Bankruptcy Act or under any
  state insolvency laws.
  <P>
  BUSINESS OF THE ISSUER
  <P>
  The Company is a holding company which currently owns
  four (4) subsidiaries: The Harvey Westbury Corporation
  Inc. ("HW"), CT Industries, Inc. ("CT"), Hardyston
  Distributors ("HD") and Universal Filtration Industries,
  Inc. ("UFI") which is currently dormant.  Harvey Westbury
  accounted for approximately 54% of the Company's total
  revenue in 1999.  The Company assembles and packages
  automotive accessories under the name, Easy Test, sells
  engine treatment under the name, Formula 2000 Ultimate
  and sells waxes and polishes under the name, Garry's
  Royal Satin to the automotive, marine, and aviation
  industries. Hardyston Distributors, Inc. is a distributor
  of automotive parts and accessories to local mechanics,
  service stations and dealers which account for
  approximately 45% of the Company's revenue in 1999. CT
  Industries, Inc. is a subsidiary currently set up to
  house the Internet and retail sales which account for
  less than 1% of the Company's total revenue. The Company
  intends to continue these operations in the future.
  <P>
  In 1998,  management continued  development and sales of
  the Garry's Marine Care Products  line and completed
  testing  of  Formula  2000  Ultimate.  The  first
  production run of Ultimate 2000 was completed.  The
  Company  believes  that Easy Test sales  suffered from a
  warm winter across the United States.  The beginning of
  1998 proved to be a difficult  period for the Company in
  the software investment as well.  Unfortunately, the
  person expected to be the Company's primary financier,
  Robert Smith, unexpectedly passed away in January  of
  1998,  and as a  result,  management  was  forced  to
  divest itself of the software program. With the loss of
  our financing, the Company opted to accept an offer by
  Mr.  Chapchal to purchase its software  operations rather
  than further  drain the Company's  cash flow  position
  and risk further delay of the advancement of its new
  automotive products.  The Company and Mr. Chapchal
  completed arrangements to turn over the software division
  in June 1998 while  structuring the sale in such a manner
  that the Company could recoup its investment.  However,
  the cash flow drain on the Company  proved to be a burden
  the  remainder  of the year as the Company was forced to
  direct a majority of the arranged  financing  for the
  automotive companies to the software investment.
  <P>
  Additionally, the Company completed development of the
  marine product line and began trying to reduce the costs
  of IT silicone spray. With the cash flow strain Harvey
  Westbury's  sales and marketing  plans were crippled and
  the Company saw much of the planned  sales  deteriorate
  due to inability to deliver in a timely fashion as
  maintaining adequate  inventory  was not possible.
  Additionally, layoffs in operations  and sales were
  required.  The reduced sales group tried to focus on
  marketing and selling of the Garry's Marine products line
  and the Easy Test line as well as launch Formula 2000
  during the Fall 98 buying season.  The group's focus
  turned from  development to sales and marketing during
  this period but the
  impact was limited due to funding.
  <P>
  In 1999, management focused on marketing the Garry's
  Royal Satin marine care products line and developing the
  Easy Test line.  Additionally, management focused on
  developing Hardyston Distributors.
  <P>
  POINTS OF OPERATION
  <P>
  Auxer, CT Industries, Harvey Westbury and Hardyston all
  maintain their headquarters and administrative operations
  in West Paterson, New Jersey.  Additionally, Harvey
  Westbury maintains its main sales office in West
  Paterson, New Jersey.  Harvey Westbury manufacturers and
  warehouses in West Paterson, New Jersey. The Easy Test
  product components are primarily manufactured by various
  vendors throughout the United States and Internationally
  and assembled/packaged at the West Paterson, New Jersey
  location.  Garry's waxes, polishes, and chemicals, as
  well as Formula 2000 Engine Treatment are manufactured
  and private labeled by several vendors throughout the
  United States and warehoused at the West Paterson, New
  Jersey location.  Hardyston Distributor's has an
  additional location in Franklin, New Jersey.  Hardyston
  distributes automotive parts and accessories to the
  surrounding area automotive stores and service stations.
  Hardyston warehouses parts inventory and a small
  distribution staff at the Franklin location.  The Company
  currently employs 5 employees at Hardyston and 5
  employees at Harvey Westbury.
  <P>
  GOVERNMENT REGULATION
  <P>
  While numerous government regulations are developed
  directed at the automotive and marine industries on an
  on-going  basis;  the Company does not believe that there
  are any significant government regulations pending that
  would impact the current product categories that the
  Company is currently marketing and selling.
  <P>
  INTELLECTUAL PROPERTY
  <P>
  The Company does not own any material property in the
  form of patents.
  <P>
  The Company's subsidiary, Harvey Westbury, sells
  automotive accessories under the name Easy Test, which is
  a registered trademark, number 942648 which was
  registered on September 12, 1972 and renewed in 1993.
  The Company does not have any contractual agreements or
  licensing arrangements for these products.  There are no
  patents held by third parties.  Additionally, Harvey
  Westbury sells waxes and polishes under the name Garry's
  Royal Satin, which is not a registered trademark.  Harvey
  Westbury previously was a distributor for Garry's
  Laboratories based in Buffalo, New York.  Garry's
  Laboratories registered and owned the trademark.
  However, Garry's Laboratories ceased doing business and
  the trademark registration expired.  Harvey Westbury has
  continued to distribute the product under the trade name
  "Garry's Royal Satin."  Harvey Westbury's Garry's
  chemical based products are manufactured and packaged by
  a third party chemical manufacturer in New York.   The
  Company does not have any contractual agreements or
  licensing arrangements with ots suppliers for these
  products.  There are no patents held by third parties.
  The formulations for the products were developed by the
  manufacturer.
  <P>
  In October 1995, Universal Filtration entered into an
  agreement with William Hayday for the purchase of the
  worldwide non-transferable rights to market the Fiona
  Button Trap Filter and the rights to make any future
  modification to the design.  The term of the agreement
  was October 1, 1995 until September 30, 1999.  The
  agreement has expired.
  <P>
  On May 23, 1996, CT Industries entered into a supply
  agreement with MotionLube, licensee of patented
  technology relating to vehicular and machinery lubricants
  covered by Patent No. 5,385,683 whereas MotionLube will
  manufacture or cause to be manufactured the product
  covered above which will be sold under the name Formula
  2000.  The term of the agreement was for one year from
  the date of the agreement, which will automatically renew
  annually provided no violations by either party. The
  agreement was not renewed after the first year.
  Subsequently, the Company created a new formula,
  specifically Formula 2000 Ultimate, which Harvey-Westbury
  markets and sells.
  <P>
  Harvey Westbury does not have any contractual agreements
  or licensing arrangements with its suppliers for Garry's
  Royal Satin products.  There are no patents held by third
  parties or by Harvey Westbury.
  <P>
  Harvey Westbury does not have any contractual agreements
  or licensing arrangements with its suppliers for these
  products.  There are no patents held by third parties.
  The formulations for the products were developed by the
  manufacturer.  Harvey Westbury owns the rights to the
  formulas for Garry's Royal Satin and Garry's Royal Satin
  Liquid.  The supplier owns the rights to the formulas for
  the rest of the products under the Garry's line.
  <P>
  Auxer does not have any contractual agreements or
  licensing arrangements with its suppliers for the Formula
  2000 products.  There are no patents held by third
  parties.  Auxer owns the rights to the formula for these
  products.
  <P>
  Hardyston Distributors does not have any contractual
  agreements or licensing arrangements with its suppliers
  for Garry's Royal Satin products. Hardyston Distributors
  purchases automotive parts for resale.
  <P>
  RISK  FACTORS
  <P>
  In  this  section  we  highlight  some  of the risks
  associated with Auxer's business  and  operations.
  Prospective  investors should carefully consider the
  following risk factors when evaluating an investment in
  the Shares offered by  this  Reoffer  Prospectus.
  <P>
  FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS.
  Management believes the information contained in this
  prospectus contains "forward-looking statements" which
  can be identified by the use of forward-looking
  terminology such as "believes," "expects," "may,"
  "should" or "anticipates" or the negative thereof or
  other variations thereon or comparable terminology or
  discussions of strategy.  No assurance can be given that
  the future results covered by the forward-looking
  statements will be achieved.  The following Risk factors
  include, among other things, cautionary statements with
  respect to certain forward-looking statements, including
  statements of certain risks and uncertainties that could
  cause actual results to vary materially from the future
  results referred to in such forward-looking statements.
  <P>
  NEED FOR SUBSTANTIAL ADDITIONAL CAPITAL.  The Company
  remains in need of substantial financing from sources
  other than operations in order to cover its overhead and
  to maintain and expand its operations.  To  date, we have
  relied mostly on private funding from the  sale  of
  restricted shares of our Common Stock and short term
  borrowing to fund  our  operations.  To  date, we have
  generated insufficient revenue to meet our ongoing
  expenses and have  extremely  limited cash liquidity and
  capital resources.  Our  future  capital  requirements
  will  depend  on  many  factors, including our ability to
  market our products successfully, our cash flow from
  operations,  and  competing  market  developments.  Our
  business  plan requires additional funding beyond the
  proceeds previously generated from the sale of our
  restricted Common  Stock.  Consequently, although we
  currently have no specific plans or arrangements for
  financing, we intend to raise additional funds through
  private placements, public offerings or other financings.
  Any equity financings would  result  in  dilution  to
  our  then-existing shareholders.  Additionally, sources
  of debt financing may result in higher interest expense.
  Any financing, if  available,  may  be  on  terms
  unfavorable to us.  If adequate funds are not obtained,
  we  may  be  required  to reduce or curtail operations.
  We currently anticipate  that  our existing capital
  resources will not be adequate to satisfy our current
  operating expenses and capital requirements for the next
  full fiscal year.  Consequently,  we  may  have  to
  secure additional financing in order to develop and
  expand our operations.
  <P>
  THERE IS A LIMITED PUBLIC TRADING MARKET FOR OUR COMMON
  STOCK.  Our Common Stock presently  trades on the OTC
  Electronic Bulletin Board under the symbol AXGI.  There
  can  be  no  assurance, however, that such market will
  continue or that  investors in this offering will be able
  to liquidate their shares acquired in this Offering at
  the price herein or otherwise.  There can be no assurance
  that any other market will be established in the future.
  There can be no assurance  that  an  investor  will  be
  able to liquidate his or her investment without
  considerable  delay,  if  at all.  The price of our
  Common Stock may be highly  volatile.  Additionally,  the
  factors  discussed  in  this Risk Factors section  may
  have a significant impact on the market price of the
  shares offered in  this  Reoffer  Prospectus.
  <P>
  WE  HAVE  NEVER BEEN PROFITABLE AND MAY NOT BE PROFITABLE
  IN THE FUTURE. We have incurred losses in our business
  operation since our inception. We expect to
  continue  to  lose  money for the foreseeable future, and
  we do not know when we will  become  profitable,  if  at
  all.  Failure  to  achieve  and  maintain profitability
  may  adversely  affect  the  market  price of our common
  stock.
  <P>
  STOCK OWNERSHIP OF MANAGEMENT.  As of May 23, 2000,
  the present directors and executive  officers,  and
  their  respective  affiliates  beneficially  owned
  approximately 6.4% of our outstanding common stock.  As a
  result  of  their  ownership,  the  directors  and
  executive officers and their respective  affiliates
  collectively  are not able  to  significantly influence
  matters  requiring shareholder approval, including the
  election of directors and approval  of significant
  corporate transactions. This lack of concentration of
  ownership may  also  have the effect of delaying or
  preventing a change in control of Auxer.
  <P>
  DEPENDENCE  ON  MANAGEMENT.  Our  success depends, to a
  significant extent, upon certain  key  employees  and
  directors,  including primarily, Eugene Chiaramonte, Jr.,
  Ronald Shaver and Ernest DeSaye, Jr.  The loss  of
  services  of  one or more of these individuals could have
  a material adverse effect on our business.  We believe
  that our  future success will also depend in part upon
  our ability to attract, retain and  motivate  qualified
  personnel.  There  can be no assurance that we will be
  successful in attracting and retaining such personnel.
  We  currently do not maintain a policy of key man life
  insurance  on  any of the above individuals.
  <P>
  SHARES  ELIGIBLE FOR FUTURE SALE.  At the conclusion of
  this offering, a maximum of 79,112,030 shares  of
  our  Common Stock will be issued and outstanding, of
  which  approximately 5,953,750 shares will be
  "restricted securities," and under certain  circumstances
  may,  in the future, be sold in compliance with Rule 144
  adopted  under  the  Securities Act.  In general, under
  Rule 144, subject to the satisfaction  of  certain  other
  conditions, a person, including an affiliate of Auxer,
  who has beneficially owned restricted shares of Common
  Stock for at least one  year  is  entitled  to  sell, in
  certain brokerage transactions, within any three-month
  period, a number of shares that does not exceed the
  greater of 1% of the total number of outstanding shares
  of the same class, or if the Common Stock is  quoted  on
  the National Quotations Bureau or another recognized
  stock exchange, the average weekly trading volume during
  the  four  calendar  weeks immediately preceding the
  sale.  A person who presently  is  not  and  who has not
  been an affiliate of Auxer for at least three months
  immediately preceding the sale and who has beneficially
  owned the shares of  Common  Stock  for  at least two
  years is entitled to sell such shares under Rule  144
  without  regard  to  any  of  the volume limitations
  described above.
  <P>
  AUTHORIZATION  OF  ADDITIONAL  SHARES  OF  COMMON  STOCK.
  Our  Articles  of Incorporation authorize the issuance of
  up to 150,000,000 shares of Common Stock. Our  Board  of
  Directors has the authority to issue additional shares of
  Common Stock  and  to issue options and warrants to
  purchase shares of our Common Stock without  shareholder
  approval.  Future  issuance  of  Common  Stock could be
  at values  substantially  below  current  market  prices
  therefore could represent further  substantial  dilution
  to investors in this Offering.  In addition, the Board
  could  issue  large  blocks  of  voting stock to fend off
  unwanted tender offers  or  hostile  takeovers  without
  further  shareholder  approval.
  <P>
  AUTHORIZATION  OF  ADDITIONAL  SHARES  OF  PREFERRED
  STOCK.  Our  Articles  of Incorporation  also  authorizes
  the  issuance  of  up  to 25,000,000 shares of Preferred
  Stock  in  one  or more series.  Consequently, our Board
  of Directors have the authority to fix the number of
  preferred shares and to determine or alter  for  each
  such series, such voting powers, full or limited, or no
  voting powers, and such designations, preferences, and
  relative,  participating, optional,  or other rights and
  such qualifications, limitations, or restrictions
  thereof,  in  a  resolution  or  resolutions  adopted  by
  the Board of Directors providing  for  the  issue  of
  such  shares.  The  Board  of Directors are also
  authorized  to  increase or decrease (but not below the
  number of shares of such series then outstanding) the
  number of shares of any series subsequent to the issue of
  shares of that series.
  <P>
                     USE  OF  PROCEEDS
  <P>
  Auxer will not receive any of the proceeds from the sale
  of Shares by  the  Selling  Shareholders.
  <P>
                   SELLING SHAREHOLDERS
  <P>
  The  Shares  of  the  Company to which this Reoffer
  Prospectus relates are being registered  for  reoffers
  and resales by the Selling Shareholder, the Company's
  President, Eugene Chiaramonte, Jr. who is required to be
  listed as a Selling Shareholder of 200,000 Shares in this
  Reoffer Prospectus since he is deemed to hold control
  securities.  Mr. Chiaramonte's Shares were previously
  registered pursuant to Auxer's Nonstatutory Stock Option
  Plan filed on Form S-8 with the SEC on May 23, 2000.  The
  Selling Shareholder may resell  all,  a  portion  or
  none  of such  Shares  from  time  to  time.
  <P>
  The  table below sets forth with respect to the Selling
  Shareholder, based upon information  available to the
  Company as of May 23, 2000,  the   number  of Shares
  owned, the number of Shares registered by this Reoffer
  Prospectus and the number  and  percent  of outstanding
  Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.
  <P>

  Name of                      Number of        Shares to           Shares to be
  Selling Shareholder          Shares Owned     Be Offered          Owned After Offering

  -------------------     ------------------    --------------      --------------------
  Eugene Chiaramonte, Jr.(1)   2,373,886         200,000              2,173,886

  <P>
  (1)     The Company's President, Eugene Chiaramonte, Jr.
  is required to be listed as a Selling Shareholder of
  200,000 Shares in this Reoffer Prospectus since he is
  deemed to hold control securities.  Mr. Chiaramonte's
  Shares were previously registered pursuant to Auxer's Nonstatutory Stock Option Plan filed on Form S-8 with the
  SEC on May 23, 2000.
  <P>
                   PLAN OF DISTRIBUTION
  <P>
  The Selling Shareholder may sell the Shares for value
  from time to time under this  Reoffer  Prospectus in one
  or more transactions on the OTC Electronic Bulletin
  Board, or other  exchange, in a negotiated transaction
  or  in  a  combination  of  such  methods of sale, at
  market prices prevailing  at  the  time  of  sale, at
  prices related to such prevailing market prices or  at
  prices otherwise negotiated.  The Selling Shareholder
  may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting
  discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation
  may be less than or in excess of customary commissions).
  <P>
  The  Selling  Shareholder  and  any  broker-dealers
  that  participate  in the distribution of the Shares may
  be deemed to be "underwriters" within the meaning of
  Section  2(11) of the 1933 Act, and any commissions
  received by them and any profit  on  the  resale of the
  Shares sold by them may be deemed be underwriting
  discounts  and  commissions  under the 1933 Act.  All
  selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.
  <P>
  In addition to any Shares sold hereunder, the Selling Shareholder may, at the same time, sell any shares of common stock, including the Shares, owned by him or  her
  in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this  Reoffer Prospectus.
  <P>
  There is no assurance that the Selling Shareholder will
  sell all or any portion of the Shares  offered.  The
  Company will pay all expenses in connection with this offering other than the legal fees incurred in connection with the preparation of this registration
  statement  and  will  not  receive  any proceeds from
  sales of any Shares by the Selling  Shareholder.
  <P>
                      LEGAL MATTERS
  <P>
  Certain legal matters in connection with the Common
  Shares being registered herein will be passed upon for
  the Company by Richard I. Anslow & Associates, 4400 Route
  9, 2nd Floor, Freehold, NJ 07728.   Richard I. Anslow,
  the principal of Richard I. Anslow & Associates owns
  200,000 shares of the Company's Common Stock which shares
  are being registered pursuant to another Form S-8 to be
  filed by the Company immediately subsequent to the filing
  of this Form S-8 Registration Statement.
  <P>
                         EXPERTS
  <P>
  The financial statements and the related financial
  statement schedules incorporated in this Reoffer
  prospectus by reference from the Company's Form 10-SB and
  Form 10-QSB for the quarter ending March 31, 2000 have
  been audited and reviewed, respectively, by Edelman & Kalosieh, CPAs, P.A., independent auditors, as stated in their report which is incorporated herein by reference ,
  and have been so incorporated in reliance upon the report
  of such firm given upon their authority as experts in accounting and auditing as stated in their report.
  <P>
  PART II
  <P>
  Item 3. Incorporation of Documents by Reference.
  <P>
  The following documents are incorporated by reference in
  this Registration Statement and made a part hereof:
  <P>
  (a)    General Form For Registration of Securities of
  Small Business issuer on Form 10-SB and all Exhibits
  thereto filed pursuant to Section 12(g) of the Exchange
  Act of 1934, as amended (the "1934 Act") (File No. 000-30440);
  <P>
  (b)   The Company's Quarterly Report on Form 10-QSB for
  the quarter ended March 31, 2000 filed pursuant to
  Section 15(d) of the 1934 Act.
  <P>
  (c)     All other documents filed by the Company after
  the date of this Registration Statement under Section
  13(a), 13(c), 14 and 15(d) of the 1934 Act, after the
  date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the
  Registration Statement and to be part thereof from the
  date of filing of such documents.
  <P>
  Item 4. Description of Securities.
  <P>
  Not Applicable.
  <P>
  Item 5. Interest of Named Experts and Counsel.
  <P>
  Certain legal matters in connection with the Common
  Shares being registered herein will be passed upon for
  the Company by Richard I. Anslow & Associates, 4400 Route
  9, 2nd Floor, Freehold, NJ 07728.   Richard I. Anslow,
  the principal of Richard I. Anslow & Associates owns
  200,000 shares of the Company's Common Stock which shares are being registered pursuant to another Form S-8 to be filed by the Company immediately subsequent to the filing of this Form S-8 Registration Statement.
  <P>
  Item 6. Indemnification of Directors and Officers.
  <P>
  The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination.
  Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.
  <P>
  The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification
  Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the Delaware Business Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.
  <P>
  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
  <P>
  Item 7. Exemption From Registration Claimed.
  <P>
  Not Applicable.
  <P>
  Item 8. Exhibits.
  <P>

  Number  Description

  4.1 Consulting Agreement dated May 11, 2000 between the Company and James Tilton.
  <P>
  4.2 Consulting Agreement dated May 15, 2000 between the Company and William Wheeler.
  <P>
  4.3 Consulting Agreement dated April 17, 2000 between the Company and Richard I. Anslow
  <P>
  4.4     Consulting Agreement dated May 23, 2000 between the
          Company and Pat Rost.
  <P>
  4.5 Consulting Agreement dated May 1, 2000 between the Company and Eugene Ciarelli.
  <P>
  4.6 Consulting Agreement dated May 1, 2000 between the Company and Jim Morisco
  <P>
  4.7     Employment Agreement dated May 1, 2000 between
          The Company and Eugene Chiaramonte, Jr.
  <P>
  4.8     Consulting Agreement dated May 20, 2000 between
          The Company and Mark Neuhaus
  <P>
  5.1     Consent and Opinion of Richard I. Anslow & Associates.
  <P>
  23.1     Consent of Edelman and Kalosieh, Certified Public
           Accountants, P.A.
  <P>

  Item 9. Undertakings.
  <P>
  The undersigned registrant hereby undertakes:
  <P>
  (1)     To file, during any period in which offers or
  sales are being made, a post-effective amendment to this
  Registration Statement:
  <P>
  (a)     To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933.
  <P>
  (b)     To reflect in the prospectus any facts or events
  arising after the effective date of the Registration
  Statement (or the most recent post-effective amendment
  thereof) which, individually or in the aggregate,
  represent a fundamental change in the information set
  forth in the Registration Statement; and
  <P>
  (c)     To include any material information with respect
  to the plan of distribution not previously disclosed in
  the Registration Statement or any material change to such
  information in the Registration Statement.
  <P>
  Provided, however, that paragraphs (1)(a) and (1)(b) do
  not apply if the Registration Statement is on Form S-3 or
  Form S-8 and the information required to be included in a
  post-effective amendment by this paragraphs is contained
  in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the 1934 Act that are
  incorporated by reference in the Registration Statement.
  <P>
  (2)     That, for the purpose of determining any
  liability under the 1933 Act, each such post-effective
  amendment shall be deemed to be a new registration
  statement relating to the securities offered therein, and
  the offering of such securities at that time shall be
  deemed to be the initial bona fide offering thereof.
  <P>
  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  <P>
  (4)   That, for purposes of determining any liability
  under the 1933 Act, each filing of the Registrant's
  annual report pursuant to Section 13(a) or Section 15(d)
  of the 1934 Act (and, where applicable, each filing of an
  employee benefit plan's annual report pursuant to Section
  15(d) of the 1934 Act) that is incorporated by reference
  in the Registration Statement shall be deemed to be a new
  registration statement relating to the securities offered
  therein, and the offering of such securities at that time
  shall be deemed to be the initial bona fide offering
  thereof.
  <P>
  (5)     To deliver or cause to be delivered with the
  prospectus, to each person to whom the prospectus is sent
  or given, the latest annual report to security holders
  that is incorporated by reference in the prospectus and
  furnished pursuant to and meeting the requirements of
  Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where
  interim financial information required to be presented by
  Item 310(b) of Registration S-B is not set forth in the
  prospectus, to deliver, or cause to be delivered, to each
  person to whom the prospectus is sent or given, the
  latest quarterly report that is specifically incorporated
  by reference in the prospectus to provide such interim
  financial information.
  <P>
  (6)     To deliver or cause to be delivered with the
  prospectus to each employee to whom the prospectus is
  sent or given, a copy of the Registrant's annual report
  to stockholders for its last fiscal year, unless such
  employee otherwise has received a copy of such report, in
  which case the registration shall state in the prospectus
  that it will promptly furnish, without charge, a copy of
  such report on written request of the employee.  If the
  last fiscal year of the Registrant has ended within 120
  days prior to the use of the prospectus, the annual
  report of the Registrant for the preceding fiscal year
  may be so delivered, but within such 120-day period the
  annual report for the last fiscal year will be furnished
  to each such employee.
  <P>
  (7)     To transmit or cause to be transmitted to all
  employees participating in the Plans who do not otherwise
  receive such material as stockholders of the Registrant,
  at the time and in the manner such material is sent to
  its stockholders, copies of all reports, proxy statements
  and other communications distributed to its stockholders
  generally.
  <P>
                         SIGNATURES
  <P>
  Pursuant to the requirements of the Securities Act of
  1933, the Registrant certifies that it has reasonable
  grounds to believe that it meets all of the requirements
  for filing on Form S-8 and has duly caused this
  registration statement to be signed on its behalf by the
  undersigned, there unto duly authorized, in the Borough
  of West Patterson, State of New Jersey, on May 25, 2000.
  <P>
                           THE AUXER GROUP, INC.
  <P>
                           /s/ Eugene Chiaramonte, Jr.
                           ----------------------------
                               Eugene Chiaramonte, Jr.
                               Chairman, Chief Executive
                               Officer and President
  <P>
  Pursuant to the requirements of the Securities Act of
  1933, this Registration Statement has been signed below
  by the following persons on behalf of the Registrant and
  in the capacities and on the dates indicated.
  <P>
  Signatures                              Date
  <P>
  /s/ Eugene Chiaramonte, Jr.             May 25, 2000
  -------------------------------
      Eugene Chiaramonte, Jr.
      Chairman, Chief Executive Officer
      and President
  <P>